UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 20, 2013
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KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California 90212
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 887-6400

N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
This Form 8-K/A amends and supplements the Company’s Form 8-K, as filed on June 21, 2013 (the “Filed 8-K”). Due to a filing error, the Filed 8-K omitted the content of such report. Accordingly, the Company is filing this amendment to the Filed 8-K to include the full and original content.
The Company’s 2013 annual shareholder meeting was held on June 20, 2013. As of the record date for the meeting, the Company had 74,122,597 shares of common stock outstanding, each of which is entitled to one vote.
All of the nominees for director listed in Proposal 1 of the Proxy Statement were elected as follows:

Name	For	Withheld	Broker Non Votes
Cathy Hendrickson	56,432,755	5,641,541	4,331,863
Stanley R. Zax	59,574,549	2,499,747	4,331,863

Proposal 2 of the Proxy Statement, ratification of the selection of KPMG LLP as the Company’s independent registered public accountants for its fiscal year ending December 31, 2013, was approved by the following vote:

Proposal	For	Against	Abstain
ACCOUNTANTS	66,266,257	129,730	10,172

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: June 21, 2013